SECURITIES PURCHASE AGREEMENT

        This securities purchase agreement (this “Agreement”) is dated the date stated on the signature page and is between PHOENIX INTERESTS, INC., a Nevada corporation (the “Company”), and the undersigned (the “Buyer”).

        The parties agree as follows:

              1.       AGREEMENT TO PURCHASE.

              (a)       Purchase. The Buyer hereby purchases from the Company the number of shares of the Company’s Series D preferred stock, par value $0.001 per share (the “Series D Preferred Stock”), stated on the signature page of this Agreement (those shares, the “Preferred Shares”) and the number of shares of common stock, par value $0.001 per share (the “Common Stock”), stated on the signature page of this Agreement (those shares, the “Common Shares”). Each Preferred Share will be purchased and sold together with 1,000 Common Shares, and the Preferred Shares and the Common Shares will be separate securities at the time of issuance. The Company has authorized the sale of the Preferred Shares and the Common Shares. The Preferred Shares and Common Shares are collectively referred to as the “Securities.”

              (b)       Purchase Price. The purchase price of one Preferred Share is $94.50 and the purchase price of 1,000 Common Shares is $5.50. The aggregate purchase price for the Preferred Shares and the Common Shares is stated on the signature page of this Agreement, and the Buyer shall pay the Company the purchase price for the Preferred Shares and the Common Shares by wiring on the date of this Agreement immediately available funds as directed by the Company.

              2.       BUYER REPRESENTATIONS AND RELATED UNDERTAKINGS.

              (a)       The Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

              (b)       The Buyer (i) is an “accredited investor“ as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”), by reason of Rule 501(a)(3), (ii) is experienced in making investments of the kind described in this Agreement and the related documents, (iii) is able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) is able to afford the entire loss of its investment in the Preferred Shares.

              (c)       The Buyer shall only sell or offer to sell the Preferred Shares pursuant to an effective registration under the 1933 Act or under an exemption from registration.

              (d)       The Buyer understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that in order to determine the availability of those exemptions and the eligibility of the Buyer to acquire the Preferred Shares Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein and in the completed “Confidential Prospective Purchaser Questionnaire” that the Buyer has submitted to the Company.

              (e)       The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that the Buyer has requested. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also been provided with a copy of the following Company filings (the “SEC Documents”): (1) the Quarterly Reports on Form 10-QSB for the three fiscal quarters ended September 30, 2004, (2) the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and (3) the Regulation E offering circular filed with the SEC on November 26, 2004 (the “Offering Circular”).

              (f)       The Buyer understands that its investment in the Securities involves a high degree of risk.

              (g)       The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

              (h)       This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

              3.       COMPANY REPRESENTATIONS, ETC.

              The Company represents to the Buyer as follows:

              (a)       Certificate of Designations. The certificate of designations of the Series D Preferred Stock in the form attached as Exhibit A has been duly authorized by all necessary corporate action and filed in the State of Nevada.

              (b)       Concerning the Common Stock. There are no preemptive rights of any stockholder of the Company, as such, to acquire shares of Common Stock.

              (c)       Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada that has elected to be regulated as a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended (the “1940 Act”) and it has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company qualified to make such an election at the time it was made and the Company has complied in all material respects with the provisions of the 1940 Act applicable to it and will continue to do so as long as any Preferred Shares are outstanding. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations, properties, or condition (financial or otherwise) of the Company. The Company has registered its Common Stock under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Common Stock is listed and traded on the NASDAQ/OTC Bulletin Board.

              (d)       Authorized Shares. The Preferred Shares, the Common Shares, and the shares of Common Stock issuable on conversion of the Preferred Shares (those shares, the “Conversion Shares”) have been duly authorized and, when issued to Buyer, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

              (e)       Securities Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company, and this Agreement when executed and delivered by the Company will be a valid and binding agreement of the Company enforceable in accordance with it terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

              (f)       Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the provisions of, or constitute a default under, (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except any conflict, breach or default that would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

              (g)       Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

              (h)       SEC Documents, Financial Statements. The Common Stock is registered under to Section 12(g) of the 1934 Act and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the 1934 Act and 1940 Act, including material filed under section 13(a) or 15(d), in addition to any registration statements and amendments thereto heretofore filed by the Company with the SEC under the 1933 Act. The Company has not provided to the Buyer any information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act, the 1934 Act or the 1940 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Those financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company was eligible to file the Form 1-E Notification and related Offering Circular and the filings comply in all material respects with the requirements for filing such forms.

              (i)       Absence of Certain Changes. Since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, including without limitation any action or proceeding by a governmental agency in which the Company is named as a respondent.

              (j)       Advisory Fees; Certain Use of Proceeds. Out of gross proceeds received by the Company on sales of shares of Series D Preferred Stock and Common Stock in the offering of which sale of the Securities forms a part, the Company has an obligation to pay to Essex & York, Inc. a commission equal to 9% of those gross proceeds and an obligation to pay to CJR Capital, Inc. a $50,000 fee with respect to legal and due diligence expenses and advisory services rendered to the Company. In addition, among other uses, the Company will be allocating $30,000 out of the proceeds to pay for consulting fees in 2005 and will be using $120,000 of the proceeds to pay interest on debt owed to Pinnacle Investment Partners, L.P. In addition, the Company may exchange shares of Preferred Stock for outstanding debt owed to Pinnacle.

              (k)       Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(g), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

              4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

              (a)       Filings. The Company shall make all necessary filings in connection with the sale of the Preferred Shares and the Common Shares to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

              (b)       Reporting Status. So long as the Buyer beneficially owns any Preferred Shares, the Company shall file all reports required to be filed with the SEC under section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, and will take all necessary action to comply with the rules and regulations applicable to business development companies.

              (c)       Regulation E. The Company shall take all action to necessary issue the Common Shares and the Conversion Shares under the exemption from registration afforded by Regulation E promulgated under the 1933 Act, and upon such issuance, the Common Shares and Conversion Shares will be able to be sold by Buyer without registration under the 1933 Act.

              (d)       Restriction on Capital Raising. The Company shall not raise capital before April 15, 2005, without the prior written consent of holders of a majority of the outstanding shares of the Series D Preferred Stock, which may not unreasonably be withheld, conditioned, or delayed.

              (e)       Compass Debenture. If it issues as of the date of this Agreement shares of Series D Preferred Stock and Common Stock for an aggregate purchase price of not less than $465,000, (1) the Company shall reserve from those proceeds not less than $100,000 for purposes of repaying that amount of the principal and interest outstanding on the debenture dated November 18, 2003, issued by the Company to Compass Capital Group, Inc. and (2) thereafter, the Company shall not issue under the exemption from registration afforded by Regulation E promulgated under the 1933 Act any shares of Common Stock that it issues on conversion of principal or interest outstanding on that debenture.

              5.       GOVERNING LAW: MISCELLANEOUS. This Agreement is governed by the laws of the State of New York. A facsimile transmission of this signed Agreement is legal and binding on all parties. This Agreement may be signed in one or more counterparts, each of which will be deemed an original. The headings of this Agreement are for convenience of reference and do not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, that invalidity or unenforceability will not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party against whom any amendment is sought to be enforced. This Agreement, and the related agreements referred to herein, contain the entire agreement of the parties with respect to the subject matter hereto, superceding all prior agreements, understandings or discussions.

              6.       NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following address (with respect to the Company) or the address on the signature page hereto (with respect to the Buyer), or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:	PHOENIX INTERESTS, INC. One River Point Plaza, No. 706 Jeffersonville, IN 47131 Telephone: 502-584-4434 Facsimile: 812-282-2152

with a copy to:	Lehman & Eilen LLP 50 Charles Lindbergh Boulevard Suite 505 Uniondale, NY 11553 Attention: Hank Gracin, Esq. Telephone: 516-222-0888 Facsimile: 516-222-0948

              7.       SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns.

              The Company and Buyer are signing this Agreement on the date stated below.

        Date: ________________________, 2004

PHOENIX INTERESTS, INC.	THE BUYER

__________________________
Name

By: __________________	__________________________

James D. Tilton, Jr., President	__________________________
Signature

Address: ___________________
___________________
___________________
Number of Preferred Shares Purchased:

__________________________

Number of Common Shares Purchased:

__________________________

Aggregate Purchase Price

$ ________________________